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                                                                   Exhibit 2.5


                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 10TH day of MAY, 1999 by and among CHAMPAGNE INDUSTRIES, INC., a Colorado corporation (the "Company"), DONALD SLOANE and DAVID HILLIARD (the "Selling Stockholders"), and ATRIUM COMPANIES, INC., a Delaware corporation ("Buyer").

                                    RECITALS:

                  WHEREAS, the total authorized capital stock of the Company consists of 50,000 shares of common stock, no par value (the "Common Stock"), of which 6,000 shares are issued and outstanding; and

                  WHEREAS, the Selling Stockholders own all of the issued and outstanding shares of Common Stock; and

                  WHEREAS, as of the Closing Date (defined below), 6,000 shares of Common Stock will be issued and outstanding; and

                  WHEREAS, the Selling Stockholders desire to sell all of the shares of Common Stock owned by them to Buyer, upon the terms and subject to the conditions hereinafter set forth, which aggregate shares of Common Stock to be sold are sometimes referred to herein as the "Company Stock."

                  NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

             1.   DEFINITIONS.

                  For purposes of this Agreement and the Schedules attached hereto, the following terms shall have the meaning specified or referred to below unless the context requires otherwise:

                  (a) BREACH. A BREACH of a representation, warranty, covenant, obligation or other provision of this Agreement or any Related Agreement will be deemed to have occurred if there is, or has been, any inaccuracy in or misrepresentation of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

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                  (b) BUYER. Has the meaning assigned to such term in the
first paragraph hereof.

                  (c) BUYER LOSS OR BUYER LOSSES. Have the meanings assigned to such terms in Section 14(a) hereof.

                  (d) CASH ADJUSTMENT. Has the meaning assigned to such term in Section 3.2(a)(i) hereof.

                  (e) CLAIM. Has the meaning assigned to such term in Section 14(c)(i) hereof.

                  (f) CLOSING. The consummation of the Contemplated
Transactions.

                  (g) CLOSING BALANCE SHEET. Has the meaning assigned to such term in Section 3.2(a)(i) hereof.

                  (h) CLOSING DATE. The close of business on the date the Closing actually takes place.

                  (i) CODE. Has the meaning assigned to such term in Section 6.15(b) hereof.

                  (j) COMMON STOCK. Has the meaning assigned to such term in the first recital hereof.

                  (k) COMPANY. Has the meaning assigned to such term in the first paragraph hereof.

                  (l) COMPANY STOCK. Has the meaning assigned to such term in the fourth recital hereof.

                  (m) CONFIDENTIAL INFORMATION. Has the meaning assigned to such term in Section 26 hereof.

                  (n) CONTEMPLATED TRANSACTIONS. Collectively, all of the transactions contemplated by this Agreement and each of the Related Agreements.

                  (o) CONTRACT. Any agreement or contract, whether written or oral, that is legally binding, including any commitment to purchase.

                  (p) DISCLOSER. Has the meaning assigned to such term in
Section 26 hereof.

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                  (q) ENCUMBRANCE. Any mortgage, deed of trust, assessment,
judgment, government or municipal restriction, charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal or other encumbrance.

                  (r) ENVIRONMENTAL CLAIM. Has the meaning assigned to such term in Section 6.20(g) hereof.

                  (s) ENVIRONMENTAL CONSULTANT. Has the meaning assigned to such term in Section 16 hereof.

                  (t) ENVIRONMENTAL LAWS. Has the meaning assigned to such term in Section 6.20(g) hereof.

                  (u) ENVIRONMENTAL REVIEW. Has the meaning assigned to such term in Section 16 hereof.

                  (v) ERISA. The Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the regulations and rules issued pursuant to that act or to any successor law.

                  (w) ERISA AFFILIATE. Has the meaning assigned to such term in Section 6.15(a) hereof.

                  (x) ESCROW AGENT. Has the meaning assigned to such term in
Section 2(a) hereof.

                  (y) ESCROW AGREEMENT. Has the meaning assigned to such term in Section 2(a) hereof.

                  (z) ESTIMATED TAX AMOUNT. Has the meaning assigned to such term in Section 15(c)(i) hereof.

                  (aa) EXCHANGE ACT. Has the meaning assigned to such term in
Section 5.2 hereof.

                  (bb) FINANCIAL STATEMENTS. Collectively, the Company's consolidated balance sheets and related reviewed statements of operations, changes in stockholders' equity and statements of cash flows as of and for the fiscal years ended December 31, 1996, 1997 and 1998, including the notes thereto and the reports prepared in connection therewith by independent certified public accountants, and the Company's consolidated internally prepared unaudited interim balance sheets and related unaudited interim statements of operations and changes in stockholders' equity for the three months ended March 31, 1999. The term "Financial Statements" shall include the financial statements delivered to Buyer pursuant to Section 6.3(b) hereof.

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                  (cc) GAAP. At any particular time, United States generally accepted accounting principles as in effect at such time; provided, however, that, if it were permissible to use more than one principle at such time in respect of a particular accounting matter, GAAP shall refer to the principle which was then employed by the Company.

                  (dd) HAZARDOUS MATERIAL. Has the meaning assigned to such term in Section 6.20(g) hereof.

                  (ee) HSR ACT. Has the meaning assigned to such term in
Section 28 hereof.

                  (ff) INSIDER or INSIDERS. Has the meaning assigned to such term in Section 5.2 hereof.

                  (gg) INTELLECTUAL PROPERTY RIGHTS. Has the meaning assigned to such term in Section 6.8(a) hereof.

                  (hh) IRS. Has the meaning assigned to such term in Section
6.5 hereof.

                  (ii) LEASED REAL PROPERTY. Collectively, the real estate leased by the Company, together with the Company's leasehold interests in and to all buildings and improvements erected thereon, and all fixtures and appliances installed in, attached to, or situated in or upon such real estate and any and all appurtenances relating to such real estate.

                  (jj) LIABILITIES. Collectively, any debt, obligation, or liability.

                  (kk) LOSSES. Buyer Losses or Seller Losses, as applicable.

                  (ll) NET WORKING CAPITAL. (i) the sum of accounts receivable, inventories, prepaids and other current assets (excluding cash, cash equivalents and the current portion of any notes receivable) less (ii) the sum of all outstanding checks, accounts payable, accrued wages and all other current Liabilities, excluding those relating to Taxes, debt, capitalized leases and interest, in each case in (i) and (ii) above, as recorded on the Closing Balance Sheet in accordance with GAAP.

                  (mm) OBSOLETE INVENTORY. All inventory that (i) is damaged or modified beyond use, (ii) was purchased in connection with a discontinued product, (iii) cannot be sold in the ordinary

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course of business consistent with past practices of the Company, (iv) did not turn over during the previous six (6) month period, or (v) will not turn over in the next six (6) month period.

                  (nn) PERSON. Any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, governmental body or other entity or body.

                  (oo) PLANS. Has the meaning assigned to such term in
Section 6.15(a) hereof.

                  (pp) PROCEEDING. Any action, arbitration, audit, claim, charge, complaint, investigation, petition, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court, or federal, state, municipal or governmental department or any commission, board, bureau, agency, instrumentality, administrator or arbitrator.

                  (qq) PROPERTIES. Has the meaning assigned to such term in
Section 16 hereof.

                  (rr) PURCHASE PRICE. Subject to adjustment as set forth herein the aggregate amount of consideration payable by Buyer upon the delivery by the Selling Stockholders of the Company Stock owned by them.

                  (ss) REAL PROPERTY. Collectively, the real estate owned by the Company, together with all of the Company's rights, title and interests in and to all buildings and improvements erected thereon, and all fixtures and appliances installed in, attached to, or situated in or upon such real estate and any and all appurtenances relating to such real estate.

                  (tt) RECIPIENT. Has the meaning assigned to such term in
Section 26 hereof.

                  (uu) RELATED AGREEMENTS. Collectively, all agreements, documents, certificates and instruments to be delivered pursuant to or in connection with this Agreement or the Contemplated Transactions, including the Exhibits hereto.

                  (vv) SELLER LOSS OR SELLER LOSSES. Have the meanings assigned to such terms in Section 14(b) hereof.

                  (ww) SELLING STOCKHOLDERS. Has the meaning assigned to such term in the first paragraph hereof.

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                  (xx) STRADDLE PERIOD. Has the meaning assigned to such term in Section 15(a) hereof.

                  (yy) SYSTEMS. Has the meaning assigned to such term in
Section 6.25 hereof.

                  (zz) TAX OR TAXES. All Federal, state, local or foreign taxes of any kind, charges, fees, customs, duties, imposts, levies, required deposits or other assessments, including, without limitation, all net or gross income, gross receipts, ad valorem, value added, transfer, gains, franchise, profits, inventory, worth, capital stock, asset, sales, use, license, estimated, withholding, payroll, transaction, capital, employment (including required deposits), social security, workers compensation, unemployment, excise, severance, stamp, occupation, real estate and real and personal property taxes, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) including any obligations under Treasury Regulations
Section 1.1502-6 or any agreements or arrangements with any person with respect to the liability for or sharing of Taxes and including any liability as a successor or transferee in respect of Taxes.

                  (aaa) TAX LIABILITIES. Any Liabilities for Taxes.

                  (bbb) TAX RETURN. Any return, report, declaration, form or other documents or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax (including all filings with respect to employment-related Taxes).

                  (ccc) TERMINATING LIABILITIES. Has the meaning assigned to such term in Section 2 hereof.

                  (ddd) THIRD PARTY ACCOUNTING FIRM. Has the meaning assigned to such term in Section 3.2(a)(ii) hereof.

                  (eee) THREATENED. A Proceeding, claim, dispute or other matter will be deemed to have been THREATENED with respect to a Person, if such Person has received any demand, statement or other notice with respect to such Proceeding, claim, dispute or other matter.

                  (fff) TRADE SECRET. Has the meaning assigned to such term in Section 6.8(b) hereof.

                  (ggg) UNPAID TAXES. Has the meaning assigned to such

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term in Section 15(c)(i) hereof.

                  (hhh) WELFARE PLAN. Has the meaning assigned to such term in Section 6.15(l)

         2. PURCHASE AND SALE OF COMPANY STOCK. At the Closing, (i) the Selling Stockholders, in reliance on the representations, warranties and covenants of Buyer contained herein and subject to the terms and conditions of this Agreement, shall sell to Buyer all of the shares of the Company Stock; and (ii) Buyer, in reliance on the representations, warranties and covenants of the Company and the Selling Stockholders contained herein and subject to the terms and conditions of this Agreement, shall purchase such shares of Company Stock from the Selling Stockholders for the aggregate Purchase Price of $3,632,780 in cash, which includes an amount sufficient for the Selling Stockholders to repay the Liabilities of the Company set forth in Sections 9.9, 9.12, 9.19 and 15(c) hereof (the "Terminating Liabilities"). The Purchase Price will be paid by Buyer at the Closing as follows:

                  (a) In order to secure the Selling Stockholders' obligations to indemnify Buyer, Buyer shall deliver or cause to be delivered to Bank One Texas, N.A. (the "Escrow Agent") $250,000 in cash by wire transfer of immediately available funds, and such amounts shall be held by the Escrow Agent, subject to the terms and conditions of, and for the period set forth in, an Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement"); and

                  (b) Buyer shall deliver or cause to be delivered to the Escrow Agent the $3,382,780 in cash by wire transfer of immediately available funds, with funds in the amounts set forth in Schedule B to the Escrow Agreement being paid to the parties set forth opposite such amounts.

         3. CLOSING. The Closing of such purchase and sale of Company Stock shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, New York, New York on or about the 17th day of May, 1999, at 10:00 A.M., or at such other time and place as shall be mutually agreed upon by Buyer, the Company and the Selling Stockholders.

         3.1 DELIVERY OF COMPANY STOCK. At the Closing, each Selling Stockholder shall deliver or cause to be delivered to Buyer, free and clear of all Encumbrances thereon of every kind, the certificates for the shares of the Company Stock owned by him in negotiable form for valid transfer, duly endorsed in blank or with separate executed stock transfer powers attached.

         3.2  ADJUSTMENTS TO THE PURCHASE PRICE.

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                  (a) (i) Within sixty (60) days subsequent to the Closing
Date, the Company shall prepare in accordance with GAAP a consolidated balance sheet of the Company as of the close of business on the Closing Date, including all normal year-end adjustments based on methodologies consistent with those used in connection with preparing the reviewed balance sheet of the Company dated as of December 31, 1998 (the "Closing Balance Sheet"). Upon completion of the Closing Balance Sheet, the Company shall determine the post-closing cash adjustment (the "Cash Adjustment"). The Company shall promptly deliver to Buyer and the Selling Stockholders (i) a copy of the Closing Balance Sheet and (ii) a reasonably detailed calculation of the Cash Adjustment along with the basis for such calculations. The Cash Adjustment shall be equal to the Company's cash and cash equivalents as set forth on the Closing Balance Sheet. In the event that the Company shall have failed to make the payments required by Section 4 hereof, the Cash Adjustment shall be decreased by an amount equal to any such payments. If the Selling Stockholders do not object to the amount of the Cash Adjustment within twenty
(20) business days of receipt thereof, the Selling Stockholders shall pay to Buyer, or Buyer shall pay to the Selling Stockholders, as the case may be, no later than the fifth business day after the twentieth business day following receipt of the calculation of the Cash Adjustment an amount in cash equal to the Cash Adjustment, if any.

                  (ii) If the Selling Stockholders object to the Cash Adjustment, if any, they shall notify Buyer within twenty (20) business days following receipt thereof, setting forth in specific detail the basis for their objection and their proposal for any adjustments to the Cash Adjustment. Buyer and the Selling Stockholders shall seek in good faith to reach agreement as to any such proposed adjustment or that no such adjustment is necessary within thirty (30) days following receipt of notice of the Selling Stockholders' objection. If agreement is reached in writing within such period as to all proposed further adjustments, or that no adjustments are necessary, the parties shall make such adjustments, if any, and the Cash Adjustment shall be based thereon. If Buyer and the Selling Stockholders are unable to reach agreement within thirty (30) days following receipt of notice of the Selling Stockholders' objection, then a "Big-5" accounting firm as agreed upon by Buyer and the Selling Stockholders (the "Third Party Accounting Firm") shall be engaged to review the proposed Cash Adjustment and, to the extent necessary, the Closing Balance Sheet, and shall make a determination as to the resolution of any adjustments necessary to cause the Cash Adjustment to have been properly prepared in accordance with this Agreement. All such resolutions shall relate only to such matters as are still in dispute and shall represent either agreement with the position taken by Buyer or

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

the Selling Stockholders or a compromise between such positions. The determination of the Third Party Accounting Firm shall be delivered as soon as practicable following selection of the Third Party Accounting Firm and shall be final, conclusive and binding upon Buyer. Thereafter, the Selling Stockholders shall pay to Buyer, or Buyer shall pay to the Selling Stockholders, as the case may be, not later than five days following the determination of adjustments by the Third Party Accounting Firm, an amount in cash equal to the Cash Adjustment, as the case may be, if any, as determined by the Third Party Accounting Firm. All fees and expenses of the Third Party Accounting Firm shall be borne pro rata by the Company and the Selling Stockholders in proportion to the allocation of the dollar amount of changes made by the Third Party Accounting Firm such that the prevailing party pays a lesser portion of such fees and expenses.

                  (iii) The Selling Stockholders and accountants and representatives designated by them (which shall not, in any event, be employees of the Company) shall be permitted full access to examine the books and records of the Company upon their reasonable request in connection with their review of the Closing Balance Sheet and the Cash Adjustment at such reasonable times and in a reasonable manner mutually acceptable to Buyer and the Selling Stockholders during the twenty (20) business day period following delivery to the Selling Stockholders of the calculation of the Cash Adjustment, if any.

                  (iv) At least two (2) business days prior to the Closing Date, the Selling Stockholders shall provide Buyer with a list of all checks written by the Company during the sixty (60) day period prior to the Closing Date. The list shall indicate which checks have been cashed.

                  (b) The Purchase Price shall be reduced on the Closing Date by the amount of any obligation described in Section 9.9 hereof which Buyer agrees will not be repaid at or prior to the Closing and will remain with the Company after the Closing.

         4. PAYMENTS TO BE MADE. The Selling Stockholders and the Company agree to cause all providers of services relating to the Contemplated Transactions to deliver to the Company their invoices in respect of such services prior to Closing. The Company shall, immediately prior to the Closing, pay (i) all fees and expenses incurred by the Company and the Selling Stockholders relating to the Contemplated Transactions, and (ii) the Terminating Liabilities, in each case, out of the Company's cash and cash equivalents. In the event the payments made pursuant to this Section 4, prior to giving effect thereto, exceed the Company's cash and cash equivalents as set forth on the Closing Balance Sheet, such excess shall be paid directly by the Selling Stockholders to Buyer.

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         5. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each
of the Selling Stockholders represents and warrants to Buyer as follows:

         5.1      STOCK OWNERSHIP AND OTHER MATTERS.

                  (a) Such Selling Stockholder is the lawful owner of record and beneficially of the number of shares of Common Stock set forth opposite his name on Schedule 5.1 hereto, free and clear of all Encumbrances of every kind, and such Selling Stockholder has full legal power and capacity and all authorization required by law to transfer and deliver such shares of Common Stock owned by him in accordance with this Agreement. At the Closing, such Selling Stockholder will be the lawful owner of record and beneficially of the number of shares of Common Stock set forth opposite his name on Schedule
5.1 hereto and shall validly convey and transfer to Buyer such shares of Common Stock owned by him, free and clear of all Encumbrances. Such Selling Stockholder does not and, at the Closing, will not, own any capital stock of the Company except as set forth above. None of the Common Stock owned by such Selling Stockholder is, or at the Closing, will be, subject to restrictions on the transfer thereof, except for restrictions imposed by applicable Federal and state securities laws. Such Selling Stockholder is not, and, at the Closing, will not be, a party to or bound by any Contract which grants to any Person an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, shares of capital stock or other securities of the Company whether or not presently issued and outstanding.

                  (b) Such Selling Stockholder is not a "foreign person" within the meaning of Internal Revenue Code Section 1445(f)(3) and Treasury Regulation Section 1.1445-2(b)(2)(i). There is no pending action or Proceeding that has been commenced against such Selling Stockholder that may have the effect of preventing, delaying or making illegal the Contemplated Transactions and, to the best knowledge of such Selling Stockholder, no such action or Proceeding has been Threatened. Except as set forth on Schedule 5.1 hereto, neither the execution and delivery of this Agreement or the Related Agreements by such Selling Stockholder nor the consummation by such Selling Stockholder of the transactions provided for herein or therein will conflict with, violate, or result in a breach of, default under or the creation of any Encumbrance pursuant to, any agreement to which such Selling Stockholder is a party or by which it is bound or any law, order, judgment or decree or any provision of the Articles of Incorporation or By-Laws of the Company or such Selling Stockholder or any Contract to which the

                                       -10-
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Company or such Selling Stockholder is a party. Such Selling Stockholder has full power and legal authority and full legal capacity to execute and deliver this Agreement and the Related Agreements and to consummate and perform the transactions contemplated hereby and thereby to be performed by him. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby are within the power of such Selling Stockholder and have been duly executed and delivered by such Selling Stockholder and constitute the legal, valid and binding obligations of such Selling Stockholder, enforceable against him in accordance with their respective terms. Except as set forth on Schedule 5.1 hereto, no permit, authorization, consent or approval of, or filing with or notification to, any governmental, regulatory or administrative body or any other third party is required in connection with the execution and delivery of this Agreement and the Related Agreements by such Selling Stockholder. No representation or warranty by such Selling Stockholder in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein not misleading.

         5.2 TRANSACTIONS WITH AFFILIATES. Schedule 5.2 hereto sets forth, for (i) such Selling Stockholder, or (ii) any corporation, partnership, limited liability company, trust or other entity in which such Selling Stockholder owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by such Selling Stockholder), or is a trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof or is otherwise an "affiliate" (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof (collectively "Insiders" and, each individually, an "Insider"), every agreement, undertaking, understanding or compensation arrangement of any Insider with the Company (other than normal employment arrangements) and any interest of any Insider in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). Except as set forth on Schedule 5.2 hereto, none of the Insiders has any direct or indirect interest exceeding five percent (5%) in any competitor or supplier of the Company or in any Person from whom or to whom the Company leases any property, or in any other Person with whom the Company transacts business of any nature.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company and the Selling Stockholders represent and warrant to Buyer as follows:

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         6.1 ORGANIZATION, STANDING, QUALIFICATION AND CAPITALIZATION. The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to conduct its business as presently conducted and to own and lease the properties and assets used in connection therewith. A complete and accurate copy of (i) the Articles of Incorporation of the Company, and all amendments thereto certified by the Secretary of State of the State of Colorado, and (ii) the By-Laws of the Company, and all amendments thereto certified by the Company's Secretary will be delivered to Buyer at least ten (10) days prior to the Closing Date. The Company is in good standing in the jurisdictions listed in Schedule 6.1 hereto and there are no jurisdiction in which the Company is required to be qualified to do business as a foreign corporation where failure to so qualify would, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, Liabilities or financial condition of the Company (a "Material Adverse Effect").

                  The total authorized capital stock of the Company consists of 50,000 shares of Common Stock, no par value, of which 6,000 shares are issued and outstanding. All of such shares were duly authorized and validly issued and are fully paid and nonassessable. There are no shares of capital stock of the Company issued and outstanding except for such shares. None of such shares was issued in violation of any preemptive or preferential right. There are currently no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue or transfer any shares of capital stock or other securities. The Company is not and, at the Closing, will not be, nor does the Company or any of the Selling Stockholders have any knowledge that any holder of Common Stock is, a party to or bound by any Contract which grants to any Person an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, shares of capital stock or other securities of the Company whether or not presently issued or outstanding. A total of 6,000 shares of Common Stock will be issued and outstanding as of the Closing Date. As of the Closing Date, all of such shares will be duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or preferential right.

         6.2 EQUITY OWNED BY THE COMPANY. Except as set forth on Schedule 6.2 hereto, the Company, directly or indirectly, owns no shares of any corporation and has no interest in any partnership, limited liability company, joint venture or other legal entity.

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         6.3 FINANCIAL STATEMENTS. Schedule 6.3 hereto includes complete and accurate copies of the Financial Statements, all of which have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year subject, in the case of interim financial statements, to (i) the absence of footnote disclosures and notes, and (ii) changes resulting from year-end adjustments consistent with year-end adjustments made in connection with the year-end periods referred to in the Financial Statements.

                  (a) The Financial Statements heretofore furnished to Buyer do, and the financial statements furnished to Buyer after the date hereof pursuant to Section 6.3(b) will, fairly present the financial condition and results of operations, equity and cash flow of the Company as of the respective dates of and for the respective periods referred to in the Financial Statements, all in accordance with GAAP consistently applied subject, in the case of interim financial statements to (i) the absence of footnote disclosures and notes, and (ii) changes resulting from year-end adjustments consistent with year-end adjustments made in connection with the year-end periods referred to in the Financial Statements.

                  (b) Within 15 days following the end of each month, the Company will deliver to Buyer complete and accurate copies of unaudited balance sheet of the Company as of the end of each month ending subsequent to the date hereof and prior to the Closing Date and the related statements of operations and changes in stockholders' equity and statements of cash flows for each month then ended.

                  (c) All inventory of the Company as set forth in the Financial Statements consisted of, and all inventory as of the Closing Date will consist of, raw materials, work-in-process and finished goods of a quality and quantity usable or salable in the ordinary course of business of the Company. The value at which inventories were reflected in the Financial Statements was the lower of cost or market value adjusted to conform to FIFO inventory valuation principles, with adequate provision for obsolete material, all in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year.

                  (d) All accounts receivable of the Company as set forth in the Financial Statements are, and all accounts receivable which arise between the date hereof and the Closing Date will be, genuine, valid, binding and subsisting, having arisen or arising out of bona fide sales and deliveries of products or the performance of services in the ordinary course of business consistent with past practice and are collectible in the ordinary course of business consistent with the Company's historical collection practices, subject to no defenses,

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counterclaims or set-offs (other than in the ordinary course), but subject to allowances and accruals as reflected in the Financial Statements. Such allowances and accruals are reasonable and appropriate on the basis of the Company's prior experience and are in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year.

                  (e) The Company's Net Working Capital is greater than $1.1 million.

         6.4 PROPERTIES AND PERMITS. The Company has good and marketable title to all its properties and assets reflected in the December 31, 1998 reviewed balance sheet, (except, in each case, properties and assets sold or otherwise disposed of in the ordinary course of business, consistent with past practice) in each case free and clear of all Encumbrances of any nature whatsoever, except (i) any Encumbrances disclosed in the Financial Statements, (ii) liens for current Taxes not yet due and payable, or (iii) those Encumbrances set forth on Schedule 6.4 hereto. All plants, facilities, structures and equipment owned or used by the Company are, subject to ordinary wear and tear, in good operating condition and repair. Schedule 6.4 hereto sets forth a true, correct and complete list of all Real Property and all Leased Real Property owned or used by the Company, together with a list of each lease, sublease, license or any other instrument under which the Company claims or holds such leasehold or other interest or right to the use thereof, and with respect to the leases, subleases, licenses and other instruments on Schedule 6.4, identifying which of those leases, subleases, licenses or other instruments, if any, require that a consent be obtained (from any lessors, guarantors or any other third parties) before a valid transfer of the Company Stock may be obtained and identifying in each instance the party which is required to grant consent thereto, the location of the premises, the date and term of the agreement and the amount of the monthly rent. Such leases, subleases, licenses and other agreements are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms. Prior to the date hereof, the Company has delivered to Buyer true, correct and complete copies of all of the leases, subleases, licenses and other instruments set forth on Schedule 6.4 and any related agreements. The Company has paid in full all amounts due, and have each satisfied in full all Liabilities due and payable, under such leases, subleases, licenses and other agreements. Neither the Company nor any Subsidiary is, or as of the Closing Date will be, in default under any of such leases, subleases, licenses or other agreements, nor, to the best knowledge of the Company or the Selling Stockholders, is any other party in default thereunder, and, to the best knowledge of the Company and the Selling Stockholders, no facts or circumstances have occurred which, with the giving of notice or the passage of time or both, would constitute a default under any of such leases, subleases, licenses or other agreements.

         6.5 TAXES. The amounts recorded as provisions for Taxes in the Financial Statements are sufficient for the payment of all Taxes, whether disputed or not, owed or to be owed by the Company with respect to the time up to the date of the latest Financial Statements, including with respect to income earned up to the date of the latest Financial Statements. The Company has duly and timely filed all Tax Returns with the appropriate governmental authorities which were required to be filed by them, due on or prior to the date hereof (without regard to any extensions), and such Tax Returns were true and correct in all respects. Except as set forth on Schedule 6.5, no extension of time within which to file any Tax Return which has not been filed has been requested or granted. The Company has paid in full, or recorded adequate reserves in accordance with GAAP on the Financial Statements for the payment of, all Taxes shown on all Tax Returns. Any such reserves are reflected in the Financial Statements. The Estimated Tax Amount (as defined in Section 15(c)(i) hereof) will be, as of the Closing Date, true and accurate to the best knowledge of the Selling Stockholders. Except as set forth on Schedule 6.5 hereto, no Tax Return of the Company has been examined or audited by the Internal Revenue Service (the "IRS") or any state, local, foreign or other Taxing authority and there are no open, pending or Threatened tax-related Proceedings, audits, examinations, assessments, asserted deficiencies or claims for additional Taxes with respect to the Company. Except as set forth on Schedule 6.5, there are no past or current revenue agents' reports or any other assertions of deficiencies or other Liabilities for Taxes (including any reports, statements, summaries and other communications or assertions or claims of deficiencies or other Liabilities) with respect to the Company. There are no waivers or extensions of any applicable statutes of limitation for the assessment and collection of Taxes for which the Company may be liable that are in effect and no requests for such waivers are pending. The Company has not received any Tax rulings, made any request for rulings, or entered into any closing agreements with any Taxing authority. The Company is not required to make any adjustments with respect to a change in accounting method and no such adjustments have been proposed by the IRS or requested by the Company. The Company is not party to any Tax sharing or allocation agreement, nor is potentially required to indemnify any person with respect to Taxes. The Company is not party to any arrangement that is treated as a partnership for Tax purposes. Schedule 6.5 lists all states, territories and jurisdictions (whether foreign or domestic) in which the Company is required to file Tax Returns. No claim or inquiry has been made by any Taxing authority in a jurisdiction where the Company does not file Tax Returns that either is or may be subject to Tax in such jurisdiction. There are no liens for Taxes upon the assets of the Company, or with respect to the capital stock of the Company, except for liens for current Taxes not yet due and payable. No power of attorney related to Taxes has been granted by, or with respect to, the Company that will remain in force after the Closing Date. The Company is not and never has been a member of an "affiliated group" within the meaning of Section 1504(a)(1) of the Code, nor has it been required or elected to join in any consolidated, combined, unitary or Federal, state or local Tax filings.

                  The Company is not a "collapsible corporation" under
Section 341 of the Code, nor has it filed a consent with the IRS pursuant to
Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will be limited as to deductibility under Section 280G of the Code. The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code. The Company has no deferred income reportable for a period beginning after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in a period ending on or prior to the Closing Date. None of the presently outstanding debt of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. The Company has delivered to the Buyer true, correct and complete copies of all federal income Tax returns, audit and examination reports, if any, and statements of deficiencies, if any, filed by, assessed against or agreed to by the Company for any period ending in 1994, 1995, 1996, 1997 and 1998.

         6.6      LITIGATION AND LABOR MATTERS. Except as set forth on
Schedule 6.6 hereto:

                  (a) there is no litigation, Proceeding or governmental investigation pending or Threatened, against or related to the Company or its properties or businesses;

                  (b) there is no litigation, Proceeding or governmental investigation pending or Threatened, against or related to any Selling Stockholder or any of such Selling Stockholder's properties or businesses that could reasonably be expected to have an adverse impact on the Company;

                  (c) the Company is not in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality;

                  (d) the Company has not committed, and neither any Selling Stockholder nor the Company has received any notice of or claim that the Company has committed any unfair labor practice under applicable Federal or state law;

                  (e) there are no collective bargaining agreements between the Company and any persons employed by the Company, and the Company does not have a duty to bargain with any labor organization with respect to any employee. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company.

                  (f) there is no pending action or Proceeding that has been commenced against the Company that may have the effect of preventing, delaying or making illegal the Contemplated Transactions and, to the best knowledge of the Company and the Selling Stockholders, no such action or Proceeding has been Threatened.

         6.7 INSURANCE. The Company is insured under various policies of fire, liability and other forms of insurance, as set forth on Schedule 6.7 hereto, which policies are valid and enforceable in accordance with their terms. At no time was there a period in which the Company lacked insurance coverage. The Company shall continue to carry all such policies or similar policies during the pendency of this Agreement, and all outstanding claims under such policies are described in Schedule 6.7 hereto. There is no recorded liability for retrospective insurance premium adjustments for any period prior to the date hereof. Schedule 6.7 hereto sets forth a complete and accurate list of the following, each of which have been made available to Buyer for its review:

                  (a) All comprehensive general liability and other policies of insurance under which the Company is or has been insured at any time within the five (5) year period immediately preceding the date of this Agreement.

                  (b) All property and casualty policies of insurance under which the Company is presently insured.

                  (c) The expiration date of each insurance policy under which the Company is currently insured.

         6.8      INTELLECTUAL PROPERTY RIGHTS.

                  (a) Schedule 6.8 hereto sets forth all patents and patent applications; all trademarks, service marks, trade names

(whether registered or unregistered) and applications for registration and registrations therefor; all copyrights (whether registered or unregistered) and applications for registration and registrations therefor; all Internet domain names, 1-800 and 1-888 telephone numbers; all inventions and other intellectual property rights and all licenses with respect to any of the foregoing, used or developed by the Company, or in which the Company has an interest (collectively, the "Intellectual Property Rights"). No other patent, trademark, service mark, trade name or copyright, or license under any thereof, is necessary to permit the business of the Company to be conducted as now conducted or as heretofore or proposed to be conducted. Except as set forth on Schedule 6.8, the Company owns exclusively and/or has the exclusive and unrestricted right to use, free and clear of all Encumbrances, all Intellectual Property Rights, and all renewals therefor and claims for infringement thereof, without to the best knowledge of the Company and the Selling Stockholders infringing upon or otherwise acting adversely to the right or claimed right of any third party. The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use of any of the Intellectual Property Rights, in connection with the conduct of the Company's respective business or otherwise.

                  (b) Except as set forth on Schedule 6.8, the Company owns exclusively and has the exclusive and unrestricted right to use all "trade secrets" required for or incident to the development, manufacture, distribution and sale of all products, and the offering and rendering of all services, proposed to be sold or offered by the Company free and clear of any Encumbrances, including, without limitation, of any former employer of its employees. "Trade secrets" shall mean all trade secrets, "know-how," inventions, discoveries, designs, customer lists, supplier lists, marketing strategies, processes, computer programs (including source code), technical data, confidential data and other information which is of value.

                  (c) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its "trade secrets."

                  (d) The Company and the Selling Stockholders have no knowledge, and have not received any communication alleging, that the Company has violated or, by conducting its business as now conducted, would violate any of the patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any person or entity. Except as set forth on Schedule 6.8 hereto, neither the Company nor the Selling Stockholders are aware of any third party that is infringing upon or violating any of the Company's Intellectual Property Rights, "trade secrets" or other proprietary rights.

         6.9 CONTRACTS AND COMMITMENTS. Schedule 6.9 hereto sets forth a complete and accurate list of, and the Company has made available to Buyer for its review complete and correct copies of or, in the case of an oral Contract, a complete and correct description of:

                  (a) Each Contract (other than open purchase orders) that involves the performance of services or the delivery of goods or materials to the Company of an amount or value in excess of $20,000;

                  (b) Each Contract (other than open sales orders) that involves the performance of services for or the delivery of goods or materials by the Company of amount or value in excess of $20,000;

                  (c) Each Contract that was not entered into in the ordinary course of business that involves expenditures or receipts in excess of $5,000 to which the Company is a party;

                  (d) Each license or other Contract with respect to intellectual property, including without limitation the Intellectual Property Rights and franchise agreements, to which the Company is a party;

                  (e) Each Contract to which any employee of the Company is a party relating to wages, hours and other conditions of employment;

                  (f) Each Contract for capital expenditures in excess of $20,000 to which the Company is a party;

                  (g) Each Contract or commitment relating to the borrowing of money or a line of credit to which Company is a party or by which it or any of its assets are bound;

                  (h) Each Contract or commitment with any present or former officer, director, stockholder, employee or consultant of the Company, pursuant to which any payment is or may become due to any such person;

                  (i) Each lease agreement pertaining to any personal property leased by or from the Company, and each lease agreement pertaining to any Real Property or Leased Real Property involving the Company as a landlord;

                  (j) Each representative or sales agency Contract or commitment to which the Company is a party;

                  (k) Each Contract restricting a Person from competing with the Company;

                  (l) Each Contract with respect to environmental Remediation at any facility or property now or formerly owned by the Company, and each Contract relating to bringing any current facility or property of the Company into compliance with applicable requirements relating to underground storage tank systems.

                  (m) Each Contract relating to the purchase by the Company of raw materials from any vendor or supplier.

                  Except for delays, minor failures to meet specifications or other minor defaults which are normal in the conduct of business between the Company, as the case may be, and other parties to the above Contracts, all parties to the above Contracts have complied with the provisions thereof, no party is in default thereunder, and, to the best knowledge of the Company and the Selling Stockholders, no event has occurred which but for the passage of time or the giving of notice would constitute a default thereunder. The Company has not received any written notice of any default with respect to any of the above Contracts.

         6.10 ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities or obligations of the Company either accrued, absolute, contingent or otherwise, including, but not limited to, any Liabilities for Taxes due or to become due, except:

                  (1) to the extent reflected in the December 31, 1998 audited balance sheets and not heretofore paid or discharged, and

                  (2) those incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since December 31, 1998, and

                  (3) those set forth on Schedule 6.10 hereto.

         6.11 ABSENCE OF DEFAULT. The Company is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any debenture or note, or contained in any conditional sale or equipment trust agreement, or loan or other borrowing agreement to which the Company is a party.

         6.12 EXISTING CONDITION. Except as disclosed in Schedule 6.12 hereto, since December 31, 1998 there has not been (i) any material adverse change in the business, operations, properties, assets, Liabilities or financial condition, of the Company; (ii) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, properties, assets, Liabilities or financial condition, of the Company; (iii) any redemption, purchase or other acquisition of any capital stock of the Company; (iv) any increase in the compensation payable or to become payable by the Company to any of its respective officers, directors, employees, partners or agents; (v) any change in the terms of any bonus, insurance, pension or other benefit plan for or with any of the Company's officers, directors or employees which increases amounts paid, payable or to become payable thereunder; or (vi) any complaints or other concerns which relate to the Company's labor relations.

         6.13 VALIDITY OF CONTEMPLATED TRANSACTIONS. Except as set forth on Schedules 5.1 and 6.13 hereto, neither the execution and delivery of this Agreement or the Related Agreements by the Company nor the consummation by the Company of the transactions provided for herein or therein will conflict with, violate, or result in a breach or default or the creation of any Encumbrance pursuant to, any Contract to which the Company is a party or by which the Company, or its assets are bound or any law, order, judgment or decree or any provision of its Articles of Incorporation or By-Laws. The Company has full power and legal authority to execute and deliver this Agreement and the Related Agreements and to consummate and perform the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

         6.14 RESTRICTIONS. The Company is not subject to any charter or other corporate or partnership restriction, any agreement or any judgment, order, writ, injunction or decree, which materially and adversely affects the business, operations, properties, assets, Liabilities or financial condition of the Company.

         6.15     EMPLOYEE BENEFITS.

                  (a) Except as set forth on Schedule 6.15 hereto, the Company does not maintain and has not maintained, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement, or other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages) sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with the Company would be deemed a "single employer" within the meaning of Section 4001(a)(14) of ERISA, for the benefit of any current or former employee, director, partner or independent contractor of the Company or any ERISA Affiliate, whether formal or informal (the "Plans") with respect to which the Company or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind. No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for the Company.

                  (b) Each Plan is in writing and the Company has furnished to Buyer a copy of each Plan and any amendments thereto and, if applicable, with respect to each Plan (i) a copy of each trust or other funding arrangement and all amendments thereto, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed Forms 5500 under ERISA or the Internal Revenue Code of 1986, as amended (the "Code"), (iv) all determination letters, rulings, information letters and any other material document or correspondence relating to a Plan from the IRS, the United States Department of Labor, or the Pension Benefit Guaranty Corporation, (v) the three most recently prepared financial statements and
(vi) all Contracts relating to the Plans with respect to which the Company, or any ERISA Affiliate may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements. The Company has no express or implied commitment to create or incur liability with respect to or cause to exist any other employee benefit plan, program, agreement or arrangement, or to enter into any Contract or agreement to provide compensation or benefits to any individual or to modify or change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (c) Each Plan is now and has been operated in material compliance with its terms and the requirements of all applicable laws, orders, rules and regulations, including, without limitation, ERISA and the Code. The Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No governmental investigation or legal action, suit or claim (other than claims for benefits under the Plans) is pending or, to the best knowledge of the Company and the Selling Stockholders, Threatened with respect to any Plan and, to the best knowledge of the Company and the Selling Stockholders, no fact or event exists that could give rise to any such investigation, action, suit or claim.

                  (d) None of the Plans is (i) subject to Title IV of ERISA,
(ii) a "multi employer pension plan" as such term is defined in Section 3(37) of ERISA, (iii) subject to the laws of a country or jurisdiction other than the United States, or (iv) subject to Section 302 of ERISA or Section 412 of the Code.

                  (e) Neither the Company, nor, to the best of the Company's and the Selling Stockholders' knowledge, any ERISA Affiliate, any of the Plans, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust could be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(1) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

                  (f) Full payment has been made, or will be made, in accordance with the terms of each of the Plans and any applicable collective bargaining agreement, of all amounts which the Company or any ERISA Affiliate is required to pay, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by the Company on or prior to the Closing Date or will be properly recorded on the Company's Financial Statements.

                  (g) Each of the Plans that is intended to be "qualified" in form within the meaning of Section 401(a) of the Code is so qualified and has been the subject of a favorable determination letter from the IRS regarding such qualification, no such determination letter has been revoked and revocation has not been Threatened, no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Plan and such Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification or materially increase its cost.

                  (h) No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plan as a result of the Contemplated Transactions. The Company has not taken any action that would create any obligation to provide severance benefits of any kind upon the termination of any employee for any reason.

                  (i) No amounts payable under the Plans will fail to be deductible for Federal income tax purposes by virtue of Section 280G of the Code.

                  (j) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees upon retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as Liabilities on the books of the Company or an ERISA Affiliate, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

                  (k) Schedule 6.15 discloses whether each Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA ("Welfare Plan") is (i) unfunded, (ii) funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, or other funding mechanism, or
(iii) insured. Each such Welfare Plan may be amended or terminated without liability to the Company at any time after the Closing Date. Each of the Plans that is intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements.

                  (l) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company or an ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

                  (m) Except as otherwise disclosed on the Closing Balance Sheet, neither the Company nor any ERISA Affiliate has, or will have, any current or contingent liability with respect to any Plan.

         6.16 PERSONAL PROPERTY. Schedule 6.16 hereto contains a correct and complete list of each item of tangible personal property owned or used by the Company, other than tools, inventory, office furniture and supplies and miscellaneous items of personal property with an individual book value of less than $5,000. Schedule 6.16 indicates which items are owned by the Company. Except as set forth on Schedule 6.16 hereto, each item of tangible personal property owned by the Company is owned free and clear of all Encumbrances.

         6.17 BANK ACCOUNTS AND DIRECTORS AND OFFICERS.

Schedule 6.17 contains a true and complete list of the name and location of each bank in which the Company has an account, each safety deposit box or custody agreement and the names of the Persons authorized to draw thereon or to withdraw therefrom. Schedule 6.17 also sets forth the names of all directors and officers of the Company.

         6.18 COMPLIANCE WITH LAWS AND INSTRUMENTS. The Company, and each of its facilities, properties and/or operations, has complied in all material respects with, and is in compliance in all material respects with, and neither the Company, nor any of its facilities, properties or operations has received any notice of any violation or delinquency, with respect to, any laws, ordinances, rules, regulations, orders, permits or authorizations (including, without limitation, any safety, health, wage, hour, employment and trade laws, ordinances, rules, regulations, orders, permits or authorizations) applicable to the business, operations or properties of the Company. All approvals, authorizations, consents, licenses, permits, tank registrations or orders with respect to the business, operations and properties of the Company have been obtained, were validly issued, accurately reflect the currently existing operations, are in full force and effect as of the date hereof and are set forth on Schedules 6.4 and 6.20 hereto, and all such approvals, authorizations, consents, licenses, permits, registrations and orders shall transfer to Buyer with and as part of the Contemplated Transactions with no further consent or authorization, except where the failure to obtain such approvals, authorizations, consents, licenses, permits, registrations or orders or of such approvals, authorizations, consents, licenses, permits, registrations or orders, to be so issued, be in full force and effect or transfer would not, individually or in the aggregate, have a Material Adverse Effect. Neither the ownership or use of the Company's properties, nor the conduct of its business, violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a breach, default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance pursuant to, any term or provision of the Articles of Incorporation or By-Laws of the Company as presently in effect, or any note, mortgage, deed of trust, indenture, lease, permit, license, consent, approval, agreement, instrument, insurance policy, law, statute, rule or regulation or any order, judgment, award or decree to which the Company is a party or by which the Company, its business or its properties and assets may be bound or affected, except where such violation, conflict, breach, default, right to accelerate, loss of rights or creation of Encumbrance would not, individually or in the aggregate, cause a Material Adverse Effect.

         6.19 AUTHORIZATIONS. Except as set forth on Schedules 6.4 and 6.13 hereto, no permit, authorization, consent or approval of, or filing with or notification to, any governmental, regulatory or administrative body or any other third party is required in connection with the execution and delivery of this Agreement and the Related Agreements by the Company or the consummation of the transactions contemplated hereby and thereby.

         6.20     ENVIRONMENTAL COMPLIANCE

                  (a) The Company, and each of its facilities, properties and/or operations, has complied in all material respects and is in compliance with, and neither the Company, nor any of its facilities, properties or operations has received any notice of any violation or delinquency, with respect to, any decree, order or arbitration award or any law, statute, ordinance, rule or regulation of or agreement with, or any license, permit or authorization from, any governmental, regulatory or administrative authority to which it or its properties, assets, personnel or business are subject and which relates to the environment including, without limitation, Environmental Laws. To the best knowledge of the Company and the Selling Stockholders, there are no circumstances or conditions existing that are reasonably likely to prevent or interfere with such compliance in the future.

                  (b) The Company has no underground or above ground storage tanks now or previously located at its facility.

                  (c) The Company has obtained all approvals, consents, permits, licenses and other authorizations required under Environmental Laws. Schedule
6.20 hereto sets forth each environmental approval, consent, permit, license and authorization held by the Company, including, without limitation, the tank registration for each facility and each permit or other administrative order or other arrangement under which Remediation is currently being conducted. Each permit is validly issued and in full force and effect and will transfer to Buyer as part of the Contemplated Transactions without further authorization or consent.

                  (d) There is no Environmental Claim pending or, to the best knowledge of the Company and the Selling Stockholders, Threatened against the Company, or its assets (whether owned or leased) or any facility previously owned or operated by the Company. There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, presence or disposal of any pollutant, contaminant, waste, toxic substance, hazardous substance or petroleum, that could form the basis of any Environmental Claim against the Company, or its assets.

                  (e) Schedule 6.20 hereto contains a true and complete list of each facility previously owned or operated by the Company. Each facility previously owned or operated by the Company was operated by the Company, and, to the best knowledge of the Company and the Selling Stockholders, by others, in compliance in all material respects with applicable Environmental Laws, and during the Company's ownership or operation of each such facility there was no storage, disposal or Release of any Hazardous Materials at such facility.

                  (f) There are no surveys, reports (including, without limitation, reports from underground storage tank closures or removals, Remediation programs or assessments and tank replacements), assessments, audits, evaluations, sampling results, regulatory agency correspondence or other documents relating to the presence, migration or disposal of any Hazardous Material, that were prepared for or at the request of the Company or are or were in its possession or at or relating to any of its assets (the "Environmental Reports").

                  (g) "Environmental Claim" means any claim, complaint, action, suit, Proceeding, investigation or notice by any Person alleging potential liability arising out of, based on, or resulting from (i) the Release or disposal into, or the presence in, the environment, whether surface or subservice, including, without limitation, the indoor environment, of any pollutant, contaminant, waste, toxic substance, hazardous substance or petroleum at any location, whether or not owned by the Company or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. "Environmental Laws" means all applicable Federal, state or local laws, statutes, ordinances, orders, decrees, or other binding obligations related to the protection of the environment or human health (including worker health and safety), including but not limited to the Resource Compensation and Recovery Act, the Comprehensive Environmental Response Conservation and Liability Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, and the Occupational Safety and Health Act, and any other laws, statutes, ordinances, or provisions related to Releases or threatened Releases of any pollutant, contaminant, Hazardous Material or petroleum, or the use, treatment, storage, disposal, transport or handling of any Hazardous Material, all rules, regulations, orders, permits, licenses, or any term or provision thereof, promulgated pursuant to authority granted therein, and all Federal, state, county, municipal or local requirements issued or promulgated pursuant to authority granted therein or delegated thereunder, all as they may have been amended and exist as of the effective date of this Agreement, unless otherwise stated. "Hazardous Material" means any pollutant, toxic substance, contaminant, hazardous waste, hazardous material, hazardous substance, extremely hazardous material, or other substance or compound, including, without limitation, petroleum or any refined product or fraction thereof, asbestos or polychlorinated biphenyls regulated under Environmental Laws.

                  (h) No Remedial Investigation has been commenced at or in relation to any of the Properties.

         6.21 NON-COMPETITION AGREEMENTS. The Company is not a party to any agreement or other commitment imposing any restriction on the manner or in the geographic location in which it conducts or may conduct its business or uses or may use its properties and assets in competition with any third party.

         6.22 CHANGE OF CONTROL PROVISIONS. Except as set forth on Schedules 6.4 and 6.13 hereto, neither the execution and delivery of this Agreement or the Related Agreements nor the consummation of the transactions provided for herein or therein will trigger any obligation of the Company to any Person, including, without limitation, the obligation to make payments to any Person pursuant to any Contract or agreement to which the Company is a party or by which it or its assets are bound.

         6.23 DIVIDENDS AND DISTRIBUTIONS. Since December 31, 1998, the Company has not declared, paid, set aside or made any dividend or other distribution or payment in respect of its capital stock or any other securities.

         6.24 DISCLOSURE. No representation or warranty by the Company or the Selling Stockholders in this Agreement or the Related Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading. The Company has made available for inspection by Buyer and its representatives complete and correct copies of the corporate minute books of the Company. Such minute books contain the minutes of all meetings of stockholders, the board of directors and any committees thereof of the Company that have been held prior to the date hereof and all written consents to action executed in lieu thereof. All documents furnished to Buyer hereunder are true and complete copies of the originals therefor, and any originals delivered are true and complete.

         6.25 YEAR 2000. All of the equipment, systems, software, data and databases, including, without limitation, accounting systems, but excluding any "off-the-shelf" software that any consumer can purchase not altered by the Company (collectively, the "Systems"), of the Company comply with the following "Standards for Year 2000" to the extent that other systems, information or technology used with the Systems properly exchange date/time with it, and to the extent that events do not occur which affect the Systems that are outside the control of the Company: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing; (ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependent data; and (iii) the Systems can accurately recognize, manage, accommodate and manipulate datedependent data, including, without limitation, single century formulas and leap years.

         6.26 RELATIONSHIP WITH GENERAL ELECTRIC COMPANY. Neither the Company nor any Selling Stockholders has any equity, creditor or similar relationship, including, without limitation, any investment in, or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship or ownership in any mutual fund or similar investment which owns less than 5% of the stock of General Electric Company or its subsidiaries, with General Electric Company or any entity known by the Company or the Selling Stockholders to be a Subsidiary of General Electric Company.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to the Selling Stockholders that:

         7.1 ORGANIZATION, GOOD STANDING AND AUTHORITY. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as presently conducted and to own and lease the properties and assets used in connection therewith. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby are within the corporate power of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Related Agreements to which Buyer is a party constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         7.2 VALIDITY OF CONTEMPLATED TRANSACTIONS. Except as set forth on
Schedule 7.2 hereto, neither the execution and delivery of this Agreement or the Related Agreements by Buyer nor the consummation by Buyer of the transactions provided for herein or therein will conflict with, violate, or result in a breach of or default under any Contract to which Buyer is a party or by which it or its assets are bound or any law, order, judgment or decree or any provision of the Certificate of Incorporation or By-Laws of Buyer.

         7.3. AUTHORIZATIONS. Except as set forth on Schedule 7.2 hereto, no permit, authorization, consent or approval of, or filing with or notification to, any governmental, regulatory or administrative body or any other third party is required in connection with the execution and delivery of this Agreement and the Related Agreements by Buyer or the consummation of the transaction contemplated hereby and thereby.

         7.4 INVESTMENT REPRESENTATIONS. The Company Stock being delivered pursuant to the provisions of this Agreement will be held by Buyer for its own account and not with a view to, or for resale in connection with, the distribution thereof.

         7.5 LITIGATION. There is no pending action or Proceeding that has been commenced against Buyer and that may have the effect of preventing, delaying, or making illegal the Contemplated Transactions and, to the best knowledge of Buyer, no such action or Proceeding has been Threatened.

         8. CONDUCT OF BUSINESS PENDING CLOSING. The Company and the Selling Stockholders represent, warrant and agree with respect to the Company that, from the date hereof and pending the Closing and except as otherwise approved in writing by Buyer:

         8.1 BUSINESS IN THE ORDINARY COURSE. The Company shall refrain from engaging in transactions other than in the ordinary course of business consistent with past practice. The Company shall operate its business in accordance and in compliance in all material respects with all applicable laws, ordinances, rules or regulations or orders, including, without limitation Environmental Laws, and all permits, authorizations, consents and approvals. The Company shall maintain all permits and licenses in effect and, if necessary, make all appropriate filings for the renewal of any permits or licenses. The Company shall also refrain from entering into any transaction involving capital expenditures or commitments therefor (including any borrowings in connection with such transaction) of more than $15,000, individually, or $50,000 in the aggregate, or the disposal of any properties or assets (other than inventory in the ordinary course) with a value of more than $10,000, individually, or $25,000, in the aggregate.

         8.2 ACCOUNTING AND CREDIT CHANGES. The Company shall not make any change in its accounting procedures and practices or its credit criteria from those in existence at December 31, 1998.

         8.3 CAPITALIZATION, OPTIONS, DIVIDENDS AND PAYMENTS. No change shall be made in the Articles of Incorporation or By-laws of the Company; the Company shall not issue or reclassify or alter any shares of its outstanding or unissued capital stock or other securities; and the Company shall not grant options, warrants or other rights of any kind to purchase any of its securities, or agree to issue any shares of its capital stock or any other securities, or purchase, redeem or otherwise acquire for consideration any shares of its capital stock or any other securities or, except as set forth on Schedules 6.23 hereto, declare, pay, set aside or make any dividends or other distributions or payments in respect of its capital stock or any other securities, or make any payments to officers of the Company. The Selling Stockholders shall not sell or transfer any of the Company Stock.

         8.4 ENCUMBRANCE OF ASSETS. No Encumbrance on any of the properties or assets of the Company shall be made other than in the ordinary course of business consistent with past practice.

         8.5 REAL PROPERTY ACQUISITIONS, DISPOSITIONS AND LEASES. The Company shall refrain from acquiring or agreeing to acquire, or disposing or agreeing to dispose of, real estate and from entering into or agreeing to enter into leases of real estate or equipment, and from creating any modification, amendment or termination of the leases for the leased Real Property.

         8.6 LITIGATION DURING INTERIM PERIOD. The Company shall promptly advise Buyer in writing of the commencement or threat against the Company of (i) any Tax audit, and (ii) any claim, litigation or Proceeding not covered by insurance when the amount claimed is in any individual claim, litigation or Proceeding in excess of $5,000 or, in the aggregate, $25,000.

         8.7 ACCESS. Buyer, Buyer's potential financing sources and their respective officers, directors, attorneys, accountants and representatives shall be permitted to inspect and examine the property, books and records of the Company, and its title to any real estate, and such officers, directors, attorneys, accountants and representatives shall be afforded access to such property, books, records and titles, and the Company and the Selling Stockholders will upon request furnish Buyer with any information reasonably required with respect to the Company's properties, assets and business and will provide Buyer with copies of any Contract, document or instrument listed in any Schedule hereto.

         8.8 GOOD WILL. The Company shall use its best efforts to preserve the Company's business, organization and relationships with its respective vendors, customers and suppliers and others having business relations with it.

         8.9 LOANS. The Company shall not (a) make any loans or advances to, or assume, guarantee or otherwise become liable for any indebtedness, except that the Company may continue to borrow against its existing line of credit in the ordinary course of its business, or other obligations of any stockholder, director, officer, partner or employee of the Company; or (b) incur any indebtedness other than in the ordinary course of business consistent with past practice.

         8.10 EMPLOYEE MATTERS. The Company shall not make, amend or enter into any employment Contract other than hiring hourly at will employees in the ordinary course of business.

         8.11 PRESERVATION OF BUSINESS AND ASSETS. The Company shall preserve intact, for the ongoing benefit of Buyer after the Closing, the Company's business and assets, including without limitation, all permits, licenses and authorizations, and the Intellectual Property Rights and trade secrets of the Company. The Company shall protect and maintain all patents, copyrights, trademarks and trade secrets of the Company, and all registrations and applications for registration therefor. The Company shall maintain its equipment in proper condition in accordance with all applicable laws, permits and warranties, and shall maintain all records required by law, including, without limitation, tank monitoring permits.

         8.12 AFFILIATE TRANSACTIONS. The Company shall not enter into any transaction with any of the Persons described in Section 5.2.

         9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES. The Company's and the Selling Stockholders' representations and warranties contained in this Agreement and the Related Agreements shall be true and correct at and as of the time of Closing as though such representations and warranties were made at and as of such time (except to the extent that they are stated therein to be true as of some other date). The Selling Stockholders shall have delivered to Buyer a certificate dated the Closing Date to such effect.

         9.2 COMPLIANCE WITH AGREEMENTS. The Company and the Selling Stockholders shall have performed or complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. The Selling Stockholders shall have delivered to Buyer a certificate dated the Closing Date to such effect.

         9.3 OPINION OF COUNSEL. The Selling Stockholders and the Company shall have delivered to Buyer an opinion of their counsel, Minor & Brown P.C. dated the Closing Date in form and substance satisfactory to Buyer.

         9.4 MATERIAL DAMAGE. The business, properties and assets of the Company shall not have been and shall not be threatened to be materially adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor dispute, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy.

         9.5 APPROVAL OF COUNSEL. All steps to be taken and all resolutions, papers and documents to be executed, and all other legal matters in connection with the purchase and sale of the Company Stock and related matters, including compliance with applicable state securities laws, shall be subject to the reasonable approval of Buyer's counsel.

         9.6 RESIGNATIONS. Each director of the Company requested to resign by Buyer shall have executed and delivered to Buyer resignation letters in form and substance satisfactory to Buyer.

         9.7 CERTIFICATES. The Company shall have furnished to Buyer (a) at least ten (10) days prior to the Closing Date, copies, certified by the Secretary of State of the State of Colorado, as of a date not more than thirty
(30) days prior to the Closing Date, of each of the Articles of Incorporation of the Company and each of the Subsidiaries, and all amendments thereto, (b) copies, certified by the Secretary of the Company, as of the Closing Date, of the By-Laws of the Company, (c) certificates of good standing issued with respect to the Company by the appropriate governmental and taxing officials of the States of Colorado, as of a date not more than ten (10) days prior to the Closing Date, accompanied by bring-down certificates dated as of the Closing Date, and (d) a certificate of the Secretary of the Company relating to the incumbency and corporate proceedings in connection with the consummation of the Contemplated Transactions, and the absence of changes in the Company's Articles of Incorporation and By-Laws.

         9.8 EARN-OUT AGREEMENT. The Selling Stockholders shall have executed and delivered to Buyer the Earn-Out Agreement, substantially in the form of Exhibit B hereto.

         9.9 SATISFACTION OF OBLIGATIONS AND RELEASE OF ENCUMBRANCES. Except as set forth on Schedule 9.9 hereof, the Company shall have satisfied in full (i) all of its indebtedness and guarantees of indebtedness for money borrowed outstanding and all prepayment penalties, accrued interest and other obligations relating thereto, including, without limitation, all real estate debt, contracts for deed and notes payable to stockholders, (ii) all of its capitalized lease obligations and all prepayment penalties, accrued interest and other obligations relating thereto, and (iii) all of its obligations pursuant to mortgages and all prepayment penalties, accrued interest and other obligations relating thereto. Buyer shall have received satisfactory evidence of the satisfaction of each of the Liabilities set forth in this Section 9.9 and of the release of all Encumbrances on assets of the Company.

         9.10 LITIGATION. There shall be no pending action or Proceeding commenced against the Company or the Selling Stockholders that may have the effect of preventing, delaying or making illegal the Contemplated Transactions and no such action or Proceeding shall have been Threatened.

         9.11 MATERIAL ADVERSE CHANGE. There shall not be any material adverse change in the business, operations, prospects, properties, assets, Liabilities or condition, financial or otherwise, of the Company.

         9.12 ACCRUED COMPENSATION. The Company shall have made all bonus or other extraordinary payments to employees accrued as of the Closing Date in respect of compensation or otherwise. Buyer shall have received acknowledgments from such employees of satisfaction and discharge of all such payments.

         9.13 LEASES. All leases to which the Company is a party and which expire prior to the Closing Date shall have been renegotiated to Buyer's satisfaction. The Company shall, upon the request of Buyer, deliver estoppels in form and substance reasonably satisfactory to Buyer.

         9.14 EMPLOYMENT AGREEMENTS. Donald Sloane, Loren Sloane, David Hilliard and Steve Dobler shall have executed and delivered to Buyer Employment and Non-Competition Agreements in form and substance satisfactory to Buyer.

         9.15 DUE DILIGENCE. Buyer shall be satisfied in its sole discretion as to the results of its due diligence investigation of the business, properties, assets and Liabilities of the Company, including, without limiting the generality of the foregoing, the results of the Environmental Review.

         9.16 ESCROW AGREEMENT. The Selling Stockholders shall have executed and delivered to Buyer the Escrow Agreement.

         9.17 RIGHTS OF FIRST REFUSAL. The Company shall have executed and delivered to Buyer evidence, satisfactory to Buyer in its sole discretion, of the elimination of rights of first refusal to purchase its capital stock from the Selling Stockholders.

         9.18 NOTIFICATIONS AND THIRD PARTY CONSENTS. The Company shall have notified any Person that leases equipment to the Company as to the sale of the Company Stock if so required by the terms of any equipment lease to which the Company is a party. Buyer shall have received satisfactory evidence of such notifications. Buyer shall have received satisfactory evidence of the receipt by the Selling Stockholders of all permits, authorizations, consents, approvals and waivers from third parties and governmental, regulatory or administrative authorities necessary to permit the consummation of the Contemplated Transactions and the operation of the business of the Company, including, without limitation, the consents set forth on Schedules 6.4 and 6.13 hereto. Buyer shall have received satisfactory evidence that all notices to, and filings and registrations with, all governmental agencies required to be made by the Selling Stockholders shall have been made. Buyer agrees to cooperate with the Selling Stockholders in connection with procuring any permits or authorizations that are required to be executed by Buyer.

         9.19 FEES AND EXPENSES. Buyer shall have received satisfactory evidence that all fees and expenses of the Selling Stockholders and the Company relating to the Contemplated Transactions have been paid in full.

         9.20 HART-SCOTT-RODINO ACT FILINGS. Any person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

         9.21 FIRPTA CERTIFICATE. The Selling Stockholders shall have executed and delivered to Buyer a certificate containing the information, under penalties of perjury, set forth in Treasury Regulation Section 1.1445-2(b)(2)(i).

         9.22 NET WORKING CAPITAL. The Company shall have Net Working Capital in excess of $1.1 million. The Selling Stockholders shall have delivered to Buyer a certificate dated the Closing Date to such effect.

         10. CONDITIONS PRECEDENT TO THE SELLING STOCKHOLDERS' OBLIGATIONS. All obligations of the Selling Stockholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties contained in this Agreement and the Related Agreements shall be true and correct at and as of the time of Closing as though such representations and warranties were made at and as of such time. Buyer shall have delivered to the Selling Stockholders a certificate dated the Closing Date and signed by its President or a Vice President to such effect.

         10.2 COMPLIANCE WITH AGREEMENT. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Buyer shall have delivered to the Selling Stockholders a certificate dated the Closing Date and signed by its President or a Vice President to such effect.

         10.3 OPINION OF COUNSEL. Buyer shall have delivered to the Selling Stockholders an opinion of Buyer's counsel dated the Closing Date, in form and substance satisfactory to the Selling Stockholders.

         10.4 HART-SCOTT-RODINO ACT FILINGS. Any person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

         10.5 EARN-OUT AGREEMENT. Buyer shall have executed and delivered to the Selling Stockholders the Earn-Out Agreement, substantially in the form of Exhibit B hereto.

         10.6 EMPLOYMENT AGREEMENTS. Buyer shall have executed and delivered Employment and Non-Competition Agreements referred to in Section 9.14 hereof.

         10.7 THIRD PARTY CONSENTS. The Selling Stockholders shall have received evidence of the receipt by Buyer of all consents set forth on Schedule 7.2 hereof.

         11. BROKER AND FINDER FEES. The Company and the Selling Stockholders represent and warrant to Buyer that they have not engaged or dealt with any broker or other Person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Buyer represents and warrants to the Company and the Selling Stockholders that neither it nor any of its corporate affiliates has engaged or dealt with any broker or other Person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         Each of the parties hereto shall indemnify and hold the others harmless against any and all claims, losses, Liabilities or expenses which may be asserted against such other parties as a result of such first mentioned party's dealings, arrangements or agreements with any such broker or Person.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Buyer, the Company and the Selling Stockholders in this Agreement or pursuant hereto shall survive the Closing until the date which is the second anniversary date of the Closing, except for (a) the representations and warranties (i) contained in Section 6.20 and (ii) relating to Taxes of all kinds, which shall, in each case, survive the Closing until claims based thereon shall have been barred by the relevant statutes of limitations, and (b) the representations and warranties contained in Section 5.1(a) which shall survive the Closing indefinitely; provided, that in the event that any claim for a Breach of a representation or warranty has been asserted prior to the last day such representation or warranty would otherwise survive pursuant to this Section 12 such representation and warranty shall survive until the final disposition of such claim.

         13.   TERMINATION.

         13.1 TERMINATION EVENTS. This Agreement may, by written notice given prior to or at the Closing, be terminated:

                  (i) By Buyer if a material Breach of any of the representations, warranties, covenants or obligations of the Selling Stockholders or the Company set forth in this Agreement has been committed by the Selling Stockholders or the Company and such Breach has not been (1) waived by Buyer, or (2) cured by the Company or the Selling Stockholders, as the case may be, within ten (10) days after receipt of written notice thereof to the Selling Stockholders from Buyer;

                  (ii) By Buyer if the Selling Stockholders fail to acquire at least one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company;

                  (iii) By the Selling Stockholders if a material Breach of any of the representations, warranties, covenants or obligations of Buyer set forth in this Agreement has been committed by Buyer and such Breach has not been (1) waived by the Selling Stockholders, or (2) cured by Buyer within ten (10) days after receipt of written notice thereof from the Selling Stockholders;

                  (iv) By mutual written consent of Buyer and the Selling Stockholders;

                  (v) By Buyer on or before May 18, 1999, if it fails to obtain a commitment on terms satisfactory to Buyer in its sole discretion to procure the financing required to consummate the Contemplated Transactions; or

                  (vi) By either Buyer or the Selling Stockholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 15, 1999, or such later date as the parties may agree upon in writing.

         13.2 EFFECT OF TERMINATION. Anything to the contrary set forth in this Agreement notwithstanding, the sole and exclusive right and remedy of any of the parties hereto for and with respect to any Breach of a representation, warranty, covenant, obligation or agreement of any of the other parties hereto under this Agreement or any of the Related Agreements that occurs before the Closing and with respect to which any of the parties hereto terminates this Agreement shall be to terminate this Agreement pursuant to and in accordance with the provisions of this Section 13; provided, however, that if this Agreement is terminated because (a) Buyer terminates this Agreement pursuant to Section 13(i) hereof,
(b) Buyer terminates this Agreement pursuant to Section 13.1(ii) hereof, or
(c) the Selling Stockholders terminate this Agreement or otherwise declines to close the Contemplated Transactions when, in the case of this clause (c), all conditions set forth in Section 10 hereof shall have been satisfied on or prior to the last date under this Agreement when such conditions could have been satisfied, Buyer shall, in any such case, be entitled to receive from the Company and the Selling Stockholders an amount equal to all reasonable out-of-pocket fees and expenses (including fees and expenses of its counsel) incurred by Buyer and its affiliates in connection herewith without prejudice to the right of Buyer to pursue any equitable remedy; provided, further, that if this Agreement is terminated because (a) the Selling Stockholders terminate this Agreement pursuant to Section 13.1(iii) hereof, or (b) Buyer terminates this Agreement or otherwise declines to close the Contemplated Transactions when, in the case of this clause (b), all conditions set forth in Section 9 hereof shall have been satisfied on or prior to the last date under this Agreement when such conditions could have been satisfied, the Selling Stockholders shall, in any such case, be entitled to receive from Buyer an amount equal to all reasonable out-of-pocket fees and expenses (including fees and expenses of its counsel) incurred by the Selling Stockholders or the Company in connection herewith.

         14.      INDEMNIFICATION.

                  (a) Each Selling Stockholder shall indemnify and hold harmless Buyer and its officers, directors, employees, stockholders, representatives and agents, from and against any claims, damages, losses, Liabilities, Taxes, fines, penalties, costs and expenses (including, without limitation, settlement costs, any reasonable legal, accounting or other expenses incurred in connection with investigating or defending any actions or Threatened actions and court costs) (a "Buyer Loss" or "Buyer Losses") sustained or required to be paid by reason of, arising out of or caused by (i) any misrepresentation or Breach of any representation or warranty made by the Selling Stockholders or the Company in this Agreement or any Related Agreement, or (ii) any Breach of or failure to perform any covenant, agreement or obligation of the Selling Stockholders or the Company contained in this Agreement or any Related Agreement, (iii) whether or not disclosed on any Schedule hereto, any income Taxes, imposed by any Taxing authority, with respect to any period ending on or prior to the Closing Date, or allocated to the Selling Stockholders pursuant to Section 15(a) hereof, for which Buyer or any affiliate of Buyer, including the Company, is or becomes liable or which results in a lien on any assets of the Company, whether or not known to Buyer at the Closing
(including, without limitation, any income Taxes owed for the Tax periods of the Company ending as of the Closing Date), (iv) whether or not disclosed on any Schedule hereto, any Taxes of the Company of any kind, imposed by any Taxing authority, with respect to any period ending on or prior to the Closing Date for which Buyer or any affiliate of Buyer, including the Company, is or becomes liable or which results in a lien on any asset of the Company, whether or not known to Buyer at Closing, to the extent the amount disclosed to Buyer prior to the Closing Date as the amount properly accrued or accruable for each such Tax item was not adequate to satisfy the actual payment of any such Taxes or to the extent any estimated or periodic payments due on or prior to the Closing Date with respect to any such Taxes is or is later determined not to be sufficiently paid, (v) whether or not disclosed on any Schedule hereto, any audits or examinations, including, without limitation, the reopening of past audits, made in respect of Taxes or Plans relating to any period ending on or prior to the Closing Date or any penalties asserted by, or fees under voluntary compliance programs payable to, the Internal Revenue Service or Department of Labor, including, without limitation, for failure to file Forms 5500 on any due date for such forms occurring prior to the Closing Date, (vi) whether or not disclosed on any Schedule hereto, any off-site disposal of Hazardous Materials, or (vii) the litigation described on Schedule 6.6.

                  (b) Buyer shall indemnify and hold harmless each Selling Stockholder from and against any claims, damages, losses, Liabilities, Regulatory Actions, Remediation costs, injuries to Persons, property or natural resources, fines, penalties, costs and expenses (including, without limitation, settlement costs, any reasonable legal, accounting or other expenses incurred in connection with investigating or defending any actions or Threatened actions and court costs) (a "Seller Loss" or "Seller

Losses") sustained or required to be paid by reason of, arising out of or caused by (i) any misrepresentation or Breach of any representation or warranty made by Buyer in this Agreement or any Related Agreement, or (ii) any Breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any Related Agreement.

                  (c) (i) In the event that any indemnified party is made a defendant in or party to any claim, action, suit or Proceeding, judicial or administrative, instituted by any third party for Losses, or otherwise receives any demand from any third party for Losses (any such third party claim, action, suit or Proceeding being referred to as a "Claim"), the indemnified party (referred to in this clause (c)(i) as the "notifying party") shall give the indemnifying party prompt notice thereof. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such Claim, and then only to the extent of such Loss. The indemnifying party shall be entitled to contest and defend such Claim; provided, that the indemnifying party (A) diligently contests and defends such Claim, and (B) acknowledges in writing that it is obligated to provide indemnification with respect to such Claim. Notice of the intention so to contest and defend shall be given by the indemnifying party to the notifying party within twenty (20) business days after the notifying party's notice of such Claim (but, in all events, at least five (5) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the indemnifying party. The notifying party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the notifying party reasonably determines that the indemnifying party is not adequately representing or, because of a conflict of interest, may not adequately represent, the interests of the indemnified parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the notifying party elects to participate in such defense, the notifying party will cooperate with the indemnifying party in the conduct of such defense. Neither the notifying party nor the indemnifying party may concede, settle or compromise any Claim without the consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, if the indemnifying party fails to acknowledge in writing its obligation to provide indemnification in respect of such Claim, then the notifying party alone shall be entitled to contest, defend and settle such Claim in the first instance (in which case, expenses incurred in connection therewith shall constitute a Loss) and, only if the notifying party chooses not to contest, defend or settle such Claim, the indemnifying party shall then have the right to contest and defend (but not settle) such Claim.

                      (ii) In the event any indemnified party should have a claim against any indemnifying party that does not involve a Claim, the indemnified party shall deliver a notice of such claim with reasonable promptness to the indemnifying party. Such notice shall state that the indemnifying party has thirty (30) days to dispute the claim or such claim shall be conclusively deemed a liability of such party. The failure to give such notice shall not affect whether an indemnifying party is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the indemnifying party's ability to defend such Claim, and then only to the extent of such Loss. If the indemnifying party notifies the indemnified party that it does not dispute the claim described in such notice or fails to notify the indemnified party within thirty (30) days after delivery of such notice by the indemnified party whether the indemnifying party disputes the claim described in such notice, the Loss in the amount specified in the indemnified party's notice will be conclusively deemed a liability of the indemnifying party and the indemnifying party shall pay the amount of such Loss to the indemnified party on demand.

                      (iii) After the Closing, the rights set forth in this
Section 14 shall be the indemnified parties' sole and exclusive remedies against the other for misrepresentations or Breaches of covenants contained in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent any of the indemnified parties from bringing an action based upon allegations of fraud, bad faith or willful misconduct in connection with this Agreement. In the event action is brought in accordance with the preceding sentence of this clause (iii), the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

                  (d) In connection with any indemnification claim by Buyer under this Agreement, Buyer (except as set forth in the next sentence) shall be required to seek recovery for Losses out of the funds held in the Escrow Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement until such funds are exhausted and is entitled to seek such recovery regardless of whether such Losses are attributable to the actions or Breaches of the Company or any Selling Stockholders. Upon exhaustion of the funds held in the Escrow Fund, Buyer may then seek additional recovery from the Selling Stockholders; provided, however, that with respect to any such additional recovery, each of the Selling Stockholders shall not be liable in an amount which, if added to all other amounts paid as indemnification payments, would exceed the net proceeds received by such Selling Stockholders from the sale of their shares of Company Stock, including proceeds used to pay the Terminating Liabilities plus payments made pursuant to the Earn-Out Agreement, except as set forth in the next sentence. Buyer shall not be entitled to pursue any indemnification claim or recovery against the Selling Stockholders beyond the foregoing limit, except to the extent any such claim or recovery is based upon the Selling Stockholders (i) Breach of a representation and warranty made in Section 5.1(a), or (ii) fraud, bad faith or willful misconduct in connection with this Agreement.

                  (e) The obligations set forth in this Section 14 shall be unconditional and absolute. In the event of a conflict between the provisions of this Section 14 and any other provisions of this Agreement, the provisions of
Section 14 shall control. The Selling Stockholders shall not have any indemnification obligations under this Section 14 for Losses until such time as total Losses for which Buyer is otherwise entitled to indemnification hereunder equal $50,000 in the aggregate, whereafter the Selling Stockholders shall be liable for all such Losses in excess thereof, subject to the limitations set forth in Section 14(d) hereof. Buyer shall not have any indemnification obligations under this Section 14 for Losses until such time as total Losses for which the Selling Stockholders are otherwise entitled to indemnification hereunder equal $50,000 in the aggregate, whereafter Buyer shall be liable for all such Losses in excess thereof.

                  (f) The indemnification obligations set forth in this Section 14 shall survive any assignment or other transfer by Buyer or any of the Selling Stockholders and, except as otherwise set forth in Section 14(a) or (b) hereof, shall remain in full force and effect regardless of whether Losses are incurred before or after the Time of Possession.

                  (g) The amount of any Loss subject to indemnification hereunder shall be calculated net of any insurance proceeds received or receivable by Buyer or Company on account of such loss. Buyer and the Company shall seek full recovery under any insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder; provided, that such Loss is covered by an insurance carrier that is not an insurance carrier of Buyer. The recipient of an indemnification payment hereunder shall refund to the Selling Stockholders the amount of any Tax Benefit directly attributable to such payment within fifteen (15) days of the receipt or realization of such Tax Benefit. "Tax Benefit" shall mean the present value of any refund of Taxes paid or reduction in the amount of Tax which otherwise would have been paid currently using the actual average tax rate for the then current tax year applicable to the recipient of such payment. In the case of a reduction in the amount of Tax which otherwise would have been paid, the Tax Benefit for purposes of this section shall be deemed to be realized on the date the recipient of such payment files its tax return for the applicable taxable year, including valid and proper extensions of such filing date.

                  (h) All indemnification payments made hereunder shall be treated by all parties as an adjustment to the Purchase Price for tax reporting purposes, subject to current and future applicable Tax laws.

         15.      TAX MATTERS.

                  (a) The Selling Stockholders shall be responsible for paying all income Tax Liabilities of the Company in respect of the Company or arising from operations of the Company prior to and including the Closing Date. The Selling Stockholders shall be responsible for paying all other outstanding Tax Liabilities of the Company as of the Closing Date to the extent any of such Tax Liabilities are not (i) adequately accrued on the Financial Statements of the Company as of March 31, 1999 and (ii) with respect to later periods prior to Closing Date, accrued on the Financial Statements of the Company in a manner consistent with GAAP and prior practice of the Company, and disclosed to Buyer four (4) days prior to the Closing Date.

                  (b) After the Closing Date, the Company, Buyer and the Selling Stockholders shall make available to the others, as reasonably requested, all information, records or documents relating to Tax Liabilities or potential Tax Liabilities of the Company for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. Notwithstanding any other provisions hereof, each party shall bear its own expenses in complying with the foregoing provisions.

                  (c) (i) The Selling Stockholders shall estimate, in good faith and based on the most recently available financial information, the amount necessary to satisfy the Tax Liabilities of the Company that are owed or will be owing to any Taxing authority for any taxable periods of the Company ending on or before the Closing Date that are allocated to the Selling Stockholders pursuant to Section 15(a) hereof (the "Unpaid Taxes"), excluding Tax Liabilities that are included in the calculation of the adjustment described in Section 3.2 hereof (the amount so allocated to the Selling Stockholder defined as the "Estimated Tax Amount"). Buyer shall be notified of the Estimated Tax Amount on the Closing Date.

                           (ii) The Escrow Agent shall pay the Company an amount
equal to the Estimated Tax Amount out of the Payment Fund (as defined in the Escrow Agreement) as set forth in Schedule B to the Escrow Agreement.

                           (iii) If the Estimated Tax Amount actually paid by
the Selling Stockholder is insufficient to satisfy all of the Company's Tax Liabilities for the Unpaid Taxes, the amount necessary to so satisfy such Tax Liabilities shall be paid by the Selling Stockholders to Buyer pursuant to
Section 14(a)(ii), (iii) and (iv) hereof. If the amount necessary to satisfy all of the Company's Tax Liabilities for the Unpaid Taxes as adjusted pursuant to Section 15(c)(i) is less than the Estimated Tax Amount actually paid by the Selling Stockholder, the Company shall pay the Selling Stockholders such excess upon the filing, including extensions, of the last of the returns for such Tax periods. The Company shall promptly notify the Selling Stockholders of such filing.

                           (iv) The Company shall bear the cost and shall
control the preparation and filing of all Tax Returns due on or after the Closing Date, with reasonable rights of review granted to the Selling Stockholders, subject to the cooperation provisions of Section 15(b) hereof.

         16.      ENVIRONMENTAL MATTERS.

                  The Company and the Selling Stockholders shall provide full access to the Real Property, the Leased Real Property and the equipment and operations located thereon (the "Properties"), and shall provide the reasonable cooperation of the Company's personnel in connection with the performance of an environmental review of the Properties (the "Environmental Review"). Buyer shall, at Buyer's sole cost, expense and option, retain an environmental engineering consultant (the "Environmental Consultant") to perform the Environmental Review. The Environmental Review, if performed at Buyer's option, shall include, but not be limited to, (i) a review of relevant environmental agency files, correspondence between environmental agencies and the Company, as the case may be, in connection with the Properties, environmental permits and notifications, previous environmental audits and inspection reports concerning the Properties, and (ii) a physical inspection of the Properties. The Environmental Review may also include sampling of soil, surface or ground water and concrete or wall material at the Properties and integrity tests on each underground storage tank system (including lines, pumps, valves and other equipment), if deemed necessary or appropriate by Buyer, in consultation with the Environmental Consultant. On or before ten days prior to the Closing Date, the Environmental Consultant shall deliver to the

Selling Stockholders and Buyer a report setting forth any environmental conditions discovered during the Environmental Review.

         17. EXPENSES. The Selling Stockholders shall bear their expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. The Selling Stockholders agree to pay all stamps and/or transfer taxes that become due and payable as a result of the transactions contemplated by this Agreement.

         18. ANNOUNCEMENTS. No announcements of the transactions contemplated hereby shall be made to the general public by any of the parties hereto or their respective officers, directors, employees, advisors, agents or representatives. Buyer and the Company will cooperate with each other as to the timing and content of any announcement of the transactions contemplated hereby to any employees, customers or suppliers of the Company.

         19. FURTHER ACTIONS AND ASSURANCES. Buyer, the Selling Stockholders and the Company will execute and deliver any and all documents, and will cause any and all other action to be taken, either before or after Closing, which may be necessary or proper to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

         20. COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original and all of which taken together shall constitute a single instrument.

         21. CONTENTS OF AGREEMENT; PARTIES IN INTEREST, ETC. This Agreement sets forth the entire understanding of the parties. Any previous agreements or understandings between the parties regarding the subject matter hereof, including, without limitation, the letter of intent dated as of March 18, 1999 and the Confidentiality Agreement dated as of April 8, 1999 and any amendments thereto, are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions, obligations and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Selling Stockholders, the Company and Buyer. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of all other parties hereto.

         22. NEW YORK LAW TO GOVERN; VENUE. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES AGREE TO SUBMIT TO THE PERSONAL AND EXCLUSIVE

JURISDICTION OF THE STATE AND FEDERAL COURTS SERVING DENVER, COLORADO WITH RESPECT TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT OR THE PARTIES' OBLIGATIONS HEREUNDER. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL TO SUCH PARTY AT THE ADDRESS SPECIFIED IN SECTION 25 HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         23. SECTION HEADINGS AND GENDER. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

         24. SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

         25. NOTICES. All notices, requests and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

                  If to Buyer to:    Atrium Companies, Inc.
                                     1341 W. Mockingbird Lane
                                     Suite 1200W
                                     Dallas, Texas 75247
                                     Facsimile: (214) 630-5058

                                     Attn: Jeff L. Hull

                                              and

                                     Atrium Companies, Inc.
                                     c/o Ardshiel, Inc.

                                     230 Park Avenue - Suite 2527
                                     New York, New York 10169
                                     Facsimile: (212) 972-1809

                                     Attn:    Daniel T. Morley
                                              James G. Turner

                  Copies to:         Paul, Hastings, Janofsky & Walker LLP
                                     399 Park Avenue
                                     New York, New York 10022
                                     Facsimile: (212) 319-4090

                                     Attn:    Joel M. Simon, Esq.
                                              Marie Censoplano, Esq.

                  If to the Selling Stockholders:

                                     Donald Sloane
                                     5380 E. Sanford Circle
                                     Englewood, Colorado 80110

                                     David Hilliard
                                     17555 E. Prentice Circle
                                     Aurora, Colorado 80015-2460

                  Copies to:         Minor & Brown PC
                                     650 South Cherry Street, Suite 1100
                                     Denver, Colorado 80246-1813
                                     Facsimile: (303) 320-6330

                                     Attn:  Laura Breaker

                  If to the Company:
                                     Champagne Industries, Inc.
                                     12775 E. 38th Avenue
                                     Denver, Colorado 80239
                                     Facsimile: (303) 375-1212

                                     Attn:  Donald Sloane

                  Copies to:         Minor & Brown PC
                                     650 South Cherry Street, Suite 1100
                                     Denver, Colorado 80246-1813
                                     Facsimile: (303) 320-6330

                                     Attn:  Laura Breaker

         26. CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, all information disclosed by one party ("Discloser") to the other party ("Recipient") or learned by the Recipient from the Discloser will be considered "Confidential Information" of the Discloser. Notwithstanding the foregoing, Confidential Information shall not include information that (i) is now or subsequently becomes generally known or available to the public through no breach on the part of Recipient, (ii) Recipient can demonstrate was in its possession prior to disclosure to Recipient by Discloser, (iii) is independently developed by Recipient without the use of any Confidential Information, (iv) Recipient obtains from a third party who has the right to transfer or disclose it, or
(v) is required to be disclosed by any judicial or governmental request, requirement or order. Except to the extent contemplated under Section 18 hereof, the existence of this Agreement and its contents shall be considered "Confidential Information," but disclosure may be made on a need to know basis to the officers, directors, advisors, agents, and representatives of the parties in connection with facilitating the consummation of the Contemplated Transactions, including any financing thereof. Subsequent to the Closing, the parties may disclose the existence of this Agreement and its contents for any legitimate business purpose. For a period of three years from the date of this Agreement, Recipient, its corporate affiliates and representatives, will hold all Confidential Information of Discloser in confidence; provided that nothing shall prohibit the Company from disclosing any information about itself or its business subsequent to the Closing or the termination of this Agreement, regardless of the source of such information.

         27. CONSTRUCTION AND INTERPRETATION. This Agreement has been negotiated by the undersigned and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement, or any provision of this Agreement, against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

         28. ANTI-TRUST MATTERS. Buyer, the Company and the Selling Stockholders will cause to be filed, and will cooperate with each other in connection with, all filings required to be made by the parties under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any successor law, regulations and rules promulgated pursuant to the HSR Act or any successor law, and shall observe the applicable waiting period (including any extensions thereof by reason of a request for additional information). Buyer, the Company and the Selling Stockholders will coordinate all filings made pursuant to the HSR Act so as to present the filings to the Federal Trade Commission and the Department of Justice at the time selected by the mutual agreement of the Selling Stockholders and Buyer and to avoid substantial errors or inconsistences between the two in the description of the transaction. Buyer shall pay all fees payable to the Federal Trade Commission in connection with the filings required to be made pursuant to the HSR Act.

         29. ASSIGNMENT OF CERTAIN RIGHTS. The Selling Stockholders hereby transfer, convey and assign to Buyer and the Company all of their rights to receive any endorsements necessary in order for the Selling Stockholders to become bona fide purchasers with respect to Company Stock purchased by the Selling Stockholders prior to the date of this Agreement, which rights shall be specifically enforceable by Buyer and/or the Company.

         30. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by Buyer, the Company and the Selling Stockholders in writing signed by all of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

         31. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         32. THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

         33. KNOWLEDGE. All references to the "best knowledge of the Company and the Selling Stockholders" shall refer to the actual knowledge after due inquiry.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                          ATRIUM COMPANIES, INC.


                                     By:   /s/ JEFF L. HULL
                                           -----------------------------
                                     Name:     Jeff L. Hull
                                     Title:    Executive Vice President
                                               Chief Financial Officer
                                               Treasurer and Secretary



                          CHAMPAGNE INDUSTRIES, INC.


                                     By:   /s/ DONALD SLOANE
                                           -----------------------------
                                     Name:     Donald Sloane
                                     Title:    President


                          DONALD SLOANE    /s/ DONALD SLOANE
                                           -----------------------------



                          DAVID HILLIARD   /s/ DAVID HILLIARD
                                           -----------------------------

                                TABLE OF CONTENTS


                                                                                               PAGE
1.       Definitions.............................................................................1
2.       Purchase and Sale of Company Stock......................................................6
3.       Closing.................................................................................6
         3.1      Delivery of Company Stock......................................................7
         3.2      Adjustments to the Purchase Price..............................................7
4.       Payments to be Made.....................................................................8
5.       Representations and Warranties of the Selling Stockholders..............................8
         5.1      Stock Ownership and Other Matters..............................................8
         5.2      Transactions With Affiliates...................................................9
6.       Representations and Warranties of the Company and the Selling Stockholders.............10
         6.1      Organization, Standing, Qualification and Capitalization......................10
         6.2      Subsidiaries of the Company...................................................11
         6.3      Financial Statements..........................................................11
         6.4      Properties and Permits........................................................12
         6.5      Taxes.........................................................................12
         6.6      Litigation and Labor Matters..................................................14
         6.7      Insurance.....................................................................14
         6.8      Intellectual Property Rights..................................................15
         6.9      Contracts and Commitments.....................................................16
         6.10     Absence of Undisclosed Liabilities............................................17
         6.11     Absence of Default............................................................17
         6.12     Existing Condition............................................................17
         6.13     Validity of Contemplated Transactions.........................................18
         6.14     Restrictions..................................................................18
         6.15     Employee Benefits.............................................................18
         6.16     Personal Property.............................................................21
         6.17     Bank Accounts and Directors and Officers......................................21
         6.18     Compliance with Laws and Instruments..........................................21
         6.19     Authorizations................................................................21
         6.20     Environmental Compliance......................................................22
         6.21     Non-Competition Agreements....................................................23
         6.22     Change of Control Provisions..................................................23
         6.23     Dividends and Distributions...................................................24
         6.24     Disclosure....................................................................24
         6.25     Year 2000.....................................................................24
         6.26     Relationship with General Electric Company....................................24
7.       Representations and Warranties of Buyer................................................24
         7.1      Organization, Good Standing and Authority.....................................24
         7.2      Validity of Contemplated Transactions.........................................25
         7.3.     Authorizations................................................................25
         7.4      Investment Representations....................................................25
         7.5      Litigation....................................................................25


                                      -51-

8.       Conduct of Business Pending Closing....................................................25
         8.1      Business in the Ordinary Course...............................................25
         8.2      Accounting and Credit Changes.................................................26
         8.3      Capitalization, Options, Dividends and Payments...............................26
         8.4      Encumbrance of Assets.........................................................26
         8.5      Real Property Acquisitions, Dispositions and Leases...........................26
         8.6      Litigation During Interim Period..............................................26
         8.7      Access........................................................................26
         8.8      Good Will.....................................................................26
         8.9      Loans.........................................................................26
         8.10     Employee Matters..............................................................27
         8.11     Preservation of Business and Assets...........................................27
         8.12     Affiliate Transactions........................................................27
9.       Conditions Precedent to Buyer's Obligations............................................27
         9.1      Representations and Warranties................................................27
         9.2      Compliance with Agreements....................................................27
         9.3      Opinion of Counsel............................................................27
         9.4      Material Damage...............................................................27
         9.5      Approval of Counsel...........................................................28
         9.6      Resignations..................................................................28
         9.7      Certificates..................................................................28
         9.8      Earn-Out Agreement............................................................28
         9.9      Satisfaction of Obligations and Release of Encumbrances.......................28
         9.10     Litigation....................................................................28
         9.11     Material Adverse Change.......................................................28
         9.12     Accrued Compensation..........................................................28
         9.13     Leases........................................................................29
         9.14     Employment Agreements.........................................................29
         9.15     Due Diligence.................................................................29
         9.16     Escrow Agreement..............................................................29
         9.17     Rights of First Refusal.......................................................29
         9.18     Notifications and Third Party Consents........................................29
         9.19     Fees and Expenses.............................................................29
         9.20     Hart-Scott-Rodino Act Filings.................................................29
         9.21     FIRPTA Certificate............................................................30
         9.22     Net Working Capital...........................................................30
10.      Conditions Precedent to the Selling Stockholders' Obligations..........................30
         10.1     Representations and Warranties................................................30
         10.2     Compliance with Agreement.....................................................30
         10.3     Opinion of Counsel............................................................30
         10.4     Hart-Scott-Rodino Act Filings.................................................30
         10.5     Earn-Out Agreement............................................................30
         10.6     Employment Agreements.........................................................30
         10.7     Third Party Consents..........................................................30
11.      Broker and Finder Fees.................................................................31
12.      Survival of Representations and Warranties.............................................31
13.      Termination............................................................................31
         13.1     Termination Events............................................................31
         13.2     Effect of Termination.........................................................32


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14.      Indemnification........................................................................32
15.      Tax Matters............................................................................36
16.      Environmental Matters..................................................................37
17.      Expenses...............................................................................37
18.      Announcements..........................................................................37
19.      Further Actions and Assurances.........................................................37
20.      Counterparts...........................................................................37
21.      Contents of Agreement; Parties In Interest, Etc........................................38
22.      New York Law to Govern; Venue..........................................................38
23.      Section Headings and Gender............................................................38
24.      Schedules and Exhibits.................................................................38
25.      Notices................................................................................38
26.      Confidential Information...............................................................40
27.      Construction and Interpretation........................................................40
28.      Anti-Trust Matters.....................................................................40
29.      Assignment of Certain Rights...........................................................41
30.      Modification and Waiver................................................................41
31.      Invalid Provisions.....................................................................41
32.      Third Party Beneficiaries..............................................................41
33.      Knowledge..............................................................................41


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                                LIST OF SCHEDULES

Schedule 5.1  -       Stock Ownership and Other Matters
Schedule 5.2  -       Transactions With Affiliates
Schedule 6.1  -       Qualification
Schedule 6.2  -       Subsidiaries of the Company
Schedule 6.3  -       Financial Statements
Schedule 6.4  -       Properties and Permits
Schedule 6.5  -       Taxes
Schedule 6.6  -       Litigation
Schedule 6.7  -       Insurance
Schedule 6.8  -       Intellectual Property Rights
Schedule 6.9  -       Contracts and Commitments
Schedule 6.10 -       Absence of Undisclosed Liabilities
Schedule 6.12 -       Existing Condition
Schedule 6.13 -       Validity of Contemplated Transactions
Schedule 6.15 -       Employee Benefits
Schedule 6.16 -       Personal Property
Schedule 6.17 -       Bank Accounts and Directors and Officers
Schedule 6.20 -       Environmental Compliance
Schedule 7.2  -       Validity of Contemplated Transactions
Schedule 9.9  -       Excluded Indebtedness

                                LIST OF EXHIBITS

Exhibit A -           Form of Escrow Agreement
Exhibit B -           Form of Earn-Out Agreement



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